SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                            CALLON PETROLEUM COMPANY
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                            CALLON PETROLEUM COMPANY
                             200 NORTH CANAL STREET
                           NATCHEZ, MISSISSIPPI 39120

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD THURSDAY, APRIL 29, 1999

TO THE SHAREHOLDERS OF
  CALLON PETROLEUM COMPANY (THE "COMPANY"):

     Notice is hereby given that the Annual Meeting of Shareholders (the
"Annual Meeting") of the Company will be held in Natchez, Mississippi on Thursday, April 29, 1999, at 9:00 a.m., in the Le Grand Pre Ballroom of the Radisson Natchez Eola Hotel, 110 North Pearl Street, Natchez, Mississippi 39120, for the following purposes:

          1. To elect three Class II directors to hold office until the 2002 Annual Meeting of Shareholders.

          2. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Shareholders of record at the close of business on March 3, 1999 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof.

     Shareholders are cordially invited to attend the Annual Meeting in person. Those individuals who will not attend and who wish their shares voted are requested to sign, date and mail promptly the enclosed proxy for which a postage-prepaid return envelope is provided.

                                          By Order of the Board of Directors
                                          H. Michael Tatum
                                          SECRETARY

Natchez, Mississippi
March 29, 1999

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU CANNOT ATTEND, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE RETURN ENVELOPE ENCLOSED FOR YOUR USE. NO POSTAGE IS REQUIRED IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

                                PROXY STATEMENT

                            ------------------------

                            CALLON PETROLEUM COMPANY
                             200 NORTH CANAL STREET
                           NATCHEZ, MISSISSIPPI 39120
                                 (601) 442-1601

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            THURSDAY, APRIL 29, 1999

                            ------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Callon Petroleum Company, a Delaware corporation (the "Company"), from holders of the common stock, $.01 par value per share ("Common Stock"), of the Company for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, April 29, 1999, at 9:00 a.m., in the Le Grand Pre Ballroom of the Radisson Natchez Eola Hotel, 110 North Pearl Street, Natchez, Mississippi 39120, and at any adjournment or adjournments thereof (such meeting or adjournment thereof is referred to herein as the "Annual Meeting"), for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Shareholders ("Notice").

     A proxy in the form accompanying this Proxy Statement (each a "Proxy"), when properly executed and returned, will be voted in accordance with the directions specified on the Proxy, and otherwise in accordance with the judgment of the persons designated therein as proxies. Any Proxy which does not withhold authority to vote or on which no other instructions are given will be voted for the election of the nominees named herein to the Board of Directors and in favor of the other proposals set forth in the Notice. Any Proxy may be revoked at any time before it is exercised by delivering, to the Secretary of the Company, written notice of revocation or by duly executing a Proxy bearing a later date, or by voting in person at the Annual Meeting.

     This Proxy Statement and the accompanying Notice and form of Proxy are being mailed to shareholders on or about March 29, 1999. The Annual Report for the Company's fiscal year ended December 31, 1998 is also being mailed to shareholders contemporaneously with this Proxy Statement, although the Annual Report does not form a part of the material for the solicitation of Proxies.

     Proxies will be solicited primarily by mail, but employees of the Company may also solicit Proxies in person or by telephone. Arrangements may be made with brokerage firms or other custodians, nominees, and fiduciaries to send Proxy materials to the beneficial owners of the Common Stock of the Company. All costs incurred in the solicitation of Proxies will be borne by the Company.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     Unless otherwise indicated, proxies in the form enclosed that are properly executed, duly returned and not revoked will be voted in favor of:

          (1) the election of the three Class II director nominees to the Board of Directors named herein; and

          (2) the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.

     The Board of Directors is not presently aware of other proposals that may be brought before the Annual Meeting. In the event other proposals are brought before the Annual Meeting, the persons named in the enclosed Proxy will vote in accordance with what they consider to be in the best interests of the Company and its shareholders.

                              VOTING REQUIREMENTS

     The Board of Directors has fixed the close of business on March 3, 1999 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of all shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder during normal business hours for a period of ten days prior to the Annual Meeting at the offices of the Company, 200 North Canal Street, Natchez, Mississippi 39120. Such list will also be available at the Annual Meeting and may be inspected by any shareholder who is present. At the Record Date, the Company's outstanding voting securities consisted of 8,543,722 shares of Common Stock. Holders of Common Stock will be entitled to one vote per share of Common Stock held of record on the Record Date for each proposal to be presented at the Annual Meeting.

                            QUORUM AND OTHER MATTERS

     The holders of a majority of the total shares of Common Stock issued and outstanding on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Broker non-votes and abstentions count towards the establishment of a quorum. The election of directors requires the favorable vote of the holders of a plurality of shares of Common Stock present and voting, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes have no effect on determinations of plurality except to the extent that they affect the total votes received by any particular candidate. A majority of the votes represented by the shareholders present at the Annual Meeting, in person or by proxy, is necessary for ratification of the Company's independent public accountants. Abstaining shares will be considered present at the Annual Meeting for this matter so that the effect of abstentions will be the equivalent of a "no"vote. With respect to broker non-votes, the shares will not be considered present at the Annual Meeting for this matter so that broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

                       BENEFICIAL OWNERSHIP OF SECURITIES

MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of March 3, 1999, certain information with respect to the ownership of shares of Common Stock and the Company's $2.125 Convertible Exchangeable Preferred Stock ("Preferred Stock") as to (i) all persons known by the Company to be the beneficial owners of 5% or more of the outstanding Common Stock, (ii) each director, (iii) each nominee for director,
(iv) each of the executive officers named in the Summary Compensation Table, and
(v) all executive officers and directors of the Company as a group. Information set forth in the table with respect to beneficial ownership of Common Stock and Preferred Stock has been obtained from filings made by the named beneficial owners with the Securities and Exchange Commission ("Commission") as of the Record Date or, in the case of executive officers and directors of the Company, has been provided to the Company by such individuals. Holders of Preferred Stock are not entitled to vote at the Annual Meeting.

                                              COMMON STOCK             PREFERRED STOCK
                                        ------------------------    ---------------------
                                        AMOUNT AND                  AMOUNT AND
              NAME AND                  NATURE OF        PERCENT    NATURE OF     PERCENT
             ADDRESS OF                 BENEFICIAL         OF       BENEFICIAL      OF
        BENEFICIAL OWNERS(A)            OWNERSHIP         CLASS     OWNERSHIP      CLASS
-------------------------------------   ----------       -------    ----------    -------
DIRECTORS:
     John S. Callon..................     303,926 (b)      3.52%            0       --
     Fred L. Callon..................     784,756 (c)      9.02%            0       --
       200 North Canal Street
       P. O. Box 1287
       Natchez, Mississippi 39120
     Dennis W. Christian.............     161,185 (d)      1.86%            0       --
     Robert A. Stanger...............      35,856 (e)         *             0       --
     John C. Wallace.................   1,999,779 (f)     23.31%            0       --
       65 Vincent Square
       London, SW1P 2RX, England
     B. F. Weatherly.................     142,664 (g)      1.66%            0       --
     Richard O. Wilson...............      62,877 (h)         *         1,000          *
DIRECTOR NOMINEE:
     Leif Dons.......................           0          --               0       --
NAMED EXECUTIVE OFFICERS:
     John S. Weatherly...............     149,660 (i)      1.73%            0       --
     Thomas E. Schwager..............      47,652 (j)         *             0       --
     Kathy G. Tilley.................     102,980 (k)      1.19%            0       --
DIRECTORS AND EXECUTIVE OFFICERS:
  AS A GROUP (14 PERSONS)............   3,801,672 (l)     40.54%        1,000          *
CERTAIN BENEFICIAL OWNERS:
     Fred. Olsen Energy ASA..........   1,839,386 (m)     21.53%            0       --
       Fred. Olsensgate 2
       0152 Oslo, Norway
     The Guardian Life Insurance
       Company of America............     748,060 (n)      8.27%      220,000     21.03%
       201 Park Avenue South
       New York, New York 10003
     State Street Research &
       Management Company............     827,400 (o)      9.68%       --           --
       One Financial Center,
       Thirtieth Floor
       Boston, Massachusetts
       02111-2690
     Brinson Partners, Inc...........     554,000 (p)      6.48%       --           --
       209 South LaSalle
       Chicago, Illinois 60604-1295
     UBS AG..........................     554,000 (p)      6.48%       --           --
       Bahnhofstrasse 45
       8021, Zurich, Switzerland
     Dimensional Fund Advisors
       Inc...........................     505,800 (q)      5.92%       --           --
       1299 Ocean Avenue, Eleventh
       Floor
       Santa Monica, California 90401

                                                   (FOOTNOTES ON FOLLOWING PAGE)

------------

 * less than 1%

 (a) Unless otherwise indicated, each of the above persons may be deemed to have sole voting and dispositive power with respect to such shares.

 (b) Of the 303,926 shares beneficially owned by John S. Callon, 93,926 are owned directly by him (of which 15,000 shares represent restricted stock which vested on February 18, 1999); 105,000 shares are held in a family limited partnership; and 90,000 shares are subject to options under the Company's 1994 Stock Incentive Plan ("1994 Plan") exercisable within 60 days. Under the terms of a Stockholders' Agreement ("Stockholders' Agreement"), among certain members of the Callon family ("Callon
     Family") and NOCO Enterprises, L.P. ("NOCO"), dated September 16, 1994 and subsequently amended to include Fred. Olsen Energy ASA ("F.O.
     Energy"), John S. Callon and the other members of the Callon Family have the right of first refusal to acquire shares of Common Stock proposed to be sold by NOCO or F.O. Energy under certain circumstances and all parties to the Stockholders' Agreement have agreed to support two directors nominated by the Callon Family and two directors nominated by NOCO and F.O. Energy. Shares indicated as owned by John S. Callon do not include shares of Common Stock owned by NOCO and F.O. Energy and shares of Common Stock owned by certain other members of the Callon Family, including 58,500 shares owned by John S. Callon's wife over which he disclaims beneficial ownership. NOCO and F.O. Energy, as of March 3, 1999, owned 107,297 and 1,839,386 shares of Common Stock, respectively. John S. Callon disclaims beneficial ownership of the NOCO and F.O. Energy shares.

 (c) Of the 784,756 shares beneficially owned by Fred L. Callon, 232,462 shares are owned directly by him (of which 25,751 shares represent performance shares awarded under the 1996 Plan which vested on February 18, 1999); 268,012 shares are held by him as custodian for certain minor Callon Family members; 78,430 shares are held by him as trustee of certain Callon Family trusts; 80,000 shares are subject to options under the 1994 Plan exercisable within 60 days; 75,000 shares are subject to options under the Company's 1996 Stock Incentive Plan ("1996 Plan") exercisable within 60 days; and 50,852 shares are held by Fred L. Callon as Trustee of shares held by the Callon Petroleum Company Employee Savings and Protection Plan. Under the terms of the Stockholders' Agreement (see note (b)), Fred L. Callon and the other members of the Callon Family have the right of first refusal to acquire shares of Common Stock proposed to be sold by NOCO or F.O. Energy under certain circumstances and all parties to the Stockholders' Agreement have agreed to support two directors nominated by the Callon Family and two directors nominated by NOCO and F.O. Energy. Shares indicated as owned by Fred L. Callon do not include shares of Common Stock owned by NOCO and F.O. Energy and shares of Common Stock owned by certain other members of the Callon Family, including 25,037 shares owned by Fred L. Callon's wife over which he disclaims beneficial ownership. NOCO and F.O. Energy, as of March 3, 1999, owned 107,297 and 1,839,386 shares of Common stock, respectively. Fred L. Callon disclaims beneficial ownership of these shares.

 (d) Of the 161,185 shares beneficially owned by Dennis W. Christian, 31,685 are owned directly by him (of which 23,570 shares represent performance shares awarded under the 1996 Plan which vested February 18, 1999); 60,000 shares are subject to options under the 1994 Plan exercisable within 60 days; and 69,500 shares are subject to options under the 1996 Plan exercisable within 60 days.

 (e) Of the 35,856 shares beneficially owned by Robert A. Stanger, 856 are owned directly by him; 20,000 shares are subject to options under the 1994 Plan exercisable within 60 days; and 15,000 shares are subject to options under the 1996 Plan exercisable within 60 days.

 (f) Of the 1,999,779 shares beneficially owned by John C. Wallace, 3,125 shares are owned directly by him; 20,000 shares are subject to options under the 1994 Plan exercisable within 60 days; 15,000 shares are subject to options under the 1996 Plan exercisable within 60 days; 107,297 shares are owned by NOCO; 14,971 shares are owned by Fred. Olsen, Ltd.; and 1,839,386 shares are owned by F.O. Energy. See note (m) below.

 (g) Of the 142,664 shares beneficially owned by B. F. Weatherly, 367 shares are owned directly by him; 20,000 shares are subject to options under the 1994 Plan exercisable within 60 days; 15,000 shares are subject to options under the 1996 Plan exercisable within 60 days; and 107,297 shares are owned by NOCO. See note (m) below.

 (h) Of the 62,877 shares beneficially owned by Richard O. Wilson, 20,000 shares are subject to options under the 1994 Plan exercisable within 60 days; 15,000 shares are subject to options under the 1996 Plan exercisable within 60 days; 25,604 shares are held in a family limited partnership; and 2,273 shares are issuable upon conversion of 1,000 shares of Preferred Stock held in the family partnership.

 (i) Of the 149,660 shares beneficially owned by John S. Weatherly, 27,943 are owned directly by him (of which 21,500 shares represent performance shares awarded under the 1996 Plan which vested on February 18, 1999); 217 shares are held as custodian for his minor children; 60,000 shares are subject to options under the 1994 Plan exercisable within 60 days; and 61,500 shares are subject to options under the 1996 Plan exercisable within 60 days.

 (j) Of the 47,652 shares beneficially owned by Thomas E. Schwager, 14,452 are owned directly by him and represent performance shares awarded under the 1996 Plan which vested on February 18, 1999; 20,000 shares are subject to options under the 1994 Plan exercisable within 60 days; and 13,200 shares are subject to options under the 1996 Plan exercisable within 60 days.

 (k) Of the 102,980 shares beneficially owned by Kathy G. Tilley, 24,980 are owned directly by her (of which 19,184 shares represent performance shares awarded under the 1996 Plan which vested on February 18, 1999); 30,000 shares are subject to options under the 1994 Plan exercisable within 60 days; and 48,000 shares are subject to options under the 1996 Plan exercisable within 60 days.

 (l) Includes 456,000 shares subject to options under the 1994 Plan exercisable within 60 days; 378,500 shares subject to options under the 1996 Plan exercisable within 60 days; and 148,203 shares awarded as performance shares or restricted stock which vested in February, 1999.

(m) As disclosed on a Schedule 13D dated August 20, 1997 and as otherwise disclosed by F.O. Energy to the Company, F.O. Energy has the sole power to vote and the sole power to dispose of 1,839,386 shares of Common Stock of the Company. Ganger Rolf ASA, a public joint stock company organized and existing under the laws of the Kingdom of Norway and the owner of 28.81% of the outstanding capital stock of F.O. Energy ("Ganger Rolf") and Bonheur ASA, a public joint stock company organized and existing under the laws of the Kingdom of Norway and the owner of 28.81% of the outstanding capital stock of F.O. Energy ("Bonheur"), together have the power to direct the vote and disposition of the shares of Common Stock of the Company owned by F.O. Energy. AS Quatro, a joint stock company organized and existing under the laws of the Kingdom of Norway and the owner of 1.66% of the outstanding capital stock of Ganger Rolf and 42.10% of the outstanding capital stock of Bonheur ("Quatro") and AS Cinco, a joint stock company organized and existing under the laws of the Kingdom of Norway and the owner of 11.99% of the outstanding capital stock of Ganger Rolf ("Cinco"), each disclaims beneficial ownership of the shares of Common Stock of the Company owned by F.O. Energy. John C. Wallace, a director of the Company, is a director of F.O. Energy and a director of Ganger Rolf, Bonheur, Quatro and Cinco and as a result, may by deemed to share the power to vote and dispose of, and therefore be a beneficial owner of the shares of Common Stock owned by F.O. Energy. The principal business address and principal executive offices of Ganger Rolf, Bonheur, Quatro and Cinco are located at Fred. Olsensgate 2,

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

    0152 Oslo, Norway. In connection with F.O. Energy's acquisition of the shares of Common Stock of the Company, F.O. Energy has become a party to the Stockholders' Agreement. See "Stockholders' Agreement". Because of the Stockholders' Agreement, NOCO and certain of its affiliates, F.O. Energy, Ganger Rolf, Bonheur, Quatro and Cinco and members of the Callon Family may be deemed to be a "group" for purposes of beneficial ownership under Commission regulations. If such a group were deemed to exist, it would beneficially own over 43.91% of the Common Stock.

 (n) Information is based upon a Schedule 13G/A, filed with the Commission on February 11, 1998, by The Guardian Life Insurance Company of America and certain of its affiliates. Includes 500,060 shares issuable upon conversion of 220,000 shares of Preferred Stock.

 (o) Information is based upon a Schedule 13G, filed with the Commission on February 8, 1999 by State Street Research & Management Company ("State Street"). Pursuant to the Schedule 13G, State Street has sole voting power with respect to 700,400 shares and sole dispositive power with respect to all of these shares.

 (p) Information is based on a Schedule 13G, filed with the Commission on February 11, 1999, by UBS AG and Brinson Partners, Inc. Both UBS AG and Brinson Partners, Inc. represent that they possess shared voting and dispositive power with respect to these shares in the Schedule 13G.

 (q) Information is based upon a Schedule 13G, filed with the Commission on February 11, 1999, by Dimensional Fund Advisors Inc.

     Of 1,841,364 shares owned by the Callon Family, 303,926 are owned by John
S. Callon (see note (b) above) and 784,756 are owned by Fred L. Callon (see note
(c) above). As a result of the Stockholders' Agreement, the Callon Family, and the Callon Family and NOCO and F.O. Energy, may be deemed to form a "group" for purposes of beneficial ownership under Commission regulations (see note (m) above). The Callon Family disclaims beneficial ownership of the Common Stock owned by NOCO and F.O. Energy. In addition, each Callon Family shareholder disclaims beneficial ownership of all shares of Common Stock owned by the other Callon Family shareholders and the existence of a group comprised of the Callon Family shareholders. If such a group were deemed to exist, it would beneficially own 20.95% of the Common Stock.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

NOMINEES

     The Company's Certificate of Incorporation provides for a classified Board of Directors. The Board of Directors is divided into three classes of nearly equal size, designated as Class I (currently with three directors), Class II (currently with two directors) and Class III (currently with two directors). Initially, directors in each class were elected to hold office for terms of one year, two years and three years, respectively. Upon the date of each annual meeting after such initial classification, directors elected to succeed those directors whose terms expire serve for a term which expires on the date of the third succeeding annual meeting of shareholders after their election.

     The terms of the two Class II directors, Messrs. John S. Callon and B. F. Weatherly, will expire on the date of the Annual Meeting. In addition, on February 1, 1999, the Board of Directors, pursuant to Article Six of the Company's Certificate of Incorporation and Article III of the Company's Bylaws, approved by unanimous written consent, a resolution increasing the size of the Board of Directors from seven directors to eight directors by providing for an additional Class II director, to be effective as of the date of the Annual Meeting. Messrs. John S. Callon, B. F. Weatherly and Leif Dons (the
"Nominees") have been nominated to serve as Class II directors until the 2002 Annual Meeting and until their respective successors have been duly elected and qualified.

     It is intended that all shares of Common Stock represented by the Proxies will be voted for the election of the Nominees, except where authority to vote in the election of directors has been withheld. Should the Nominees become unable or unwilling to serve as directors at the time of the Annual Meeting, the person or persons exercising the Proxies will vote for the election of substitute Nominees designated by the Board of Directors, or the Board of Directors may choose to reduce the number of members of the Board of Directors to be elected at the Annual Meeting in order to eliminate the vacancy. The Nominees have consented to be nominated and have expressed their intention to serve if elected. The Board of Directors has no reason to believe that the Nominees will be unable or unwilling to serve if elected. Only the Nominees or substitute Nominees designated by the Board of Directors will be eligible to stand for election as directors at the Annual Meeting. See "Shareholders' Proposals for 2000 Annual Meeting."

DIRECTORS AND EXECUTIVE OFFICERS

     The following table provides information with respect to the Nominees and all current directors whose terms will continue after the Annual Meeting and present executive officers of the Company. Each executive officer has been elected to serve until his or her successor is duly appointed or elected by the Board of Directors or their earlier removal or resignation from office.

                                                  COMPANY
                NAME                    AGE    POSITION SINCE                  PRESENT COMPANY POSITION
-------------------------------------   ---    --------------   ------------------------------------------------------
CLASS I DIRECTORS:
(TERM EXPIRES IN 2001)
Robert A. Stanger                       59           1995       Director
John C. Wallace                         60           1994       Director
Richard O. Wilson                       69           1995       Director

CLASS II DIRECTORS:
(TERM EXPIRES IN 1999)
John S. Callon                          79           1994       Director; Chairman of the Board
B. F. Weatherly                         55           1994       Director
Leif Dons                               49         --           Director Nominee

CLASS III DIRECTORS:
(TERM EXPIRES IN 2000)
Fred L. Callon                          49           1994       Director; President; Chief Executive Officer
Dennis W. Christian                     52           1994       Director; Senior Vice President; Chief Operating
                                                                  Officer

OTHER EXECUTIVE OFFICERS:
James O. Bassi                          45           1997       Vice President; Controller
Thomas E. Schwager                      48           1997       Vice President
H. Michael Tatum                        70           1994       Vice President; Secretary
Kathy G. Tilley                         53           1996       Vice President
John S. Weatherly                       47           1994       Senior Vice President; Chief Financial Officer;
                                                                  Treasurer
Stephen F. Woodcock                     47           1997       Vice President

     The following is a brief description of the background and principal occupation of each director (including each Nominee) and executive officer:

     James O. Bassi is Vice President and Controller of the Company and Callon Petroleum Operating Company ("Callon Petroleum Operating"). Prior to being appointed to that position in November 1997, he was Corporate Controller from June 1997 and prior thereto he was Manager of the Accounting Department for the Company and Callon Petroleum Operating. Mr. Bassi has been employed by the Company and its predecessors for a total of ten years. Prior to his employment by the Company, he was employed by Arthur Andersen LLP. He received his B.S. degree in accounting in 1976 from Mississippi State University. He is a member of the American Institute of Certified Public Accountants and the Mississippi Society of Certified Public Accountants.

     John S. Callon is Chairman of the Board of Directors of the Company and Callon Petroleum Operating. Effective January 2, 1997, John S. Callon resigned from his position as Chief Executive Officer of the Company, a position he held since 1980. Mr. Callon founded the Company's predecessors in 1950, and has held an executive office with the Company or its predecessors since that time. He has served as a director of the Mid-Continent Oil and Gas Association and as the President of the Association's Mississippi-Alabama Division. He has also served as Vice President for Mississippi of the Independent Petroleum Association of America. He is a member of the American Petroleum Institute. Mr. Callon is the uncle of Fred L. Callon.

     Fred L. Callon is President and Chief Executive Officer of the Company and Callon Petroleum Operating. Prior to January 2, 1997, he was President and Chief Operating Officer of the Company and had held that position with the Company or its predecessors since 1984. He has been employed by the Company or its predecessors since 1976. He graduated from Millsaps College in 1972 and received his M.B.A. degree from the Wharton School of Finance in 1974. Following graduation and until his employment by Callon Petroleum Operating, he was employed by Peat, Marwick, Mitchell & Co., certified public accountants. He is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Mississippi Society of Certified Public Accountants. He is the nephew of John S. Callon.

     Dennis W. Christian is Senior Vice President and Chief Operating Officer of the Company and Callon Petroleum Operating. Prior to January 1997, he was Senior Vice President of Operations and Acquisitions and had held that or similar positions with the Company or its predecessors since 1981. Prior to joining Callon Petroleum Operating, he was resident manager in Stavanger, Norway, for Texas Eastern Transmission Corporation. Mr. Christian received his B.S. degree in petroleum engineering in 1969 from Louisiana Polytechnic Institute. His previous experience includes five years with Chevron U.S.A. Inc.

     Leif Dons has since 1997 been Senior Vice President, Business Development of Fred. Olsen Energy ASA, a publicly held Norwegian company engaged in the offshore energy service industry. From 1992 until 1997, Mr. Dons was employed by Kvaerner ASA in various positions, including the fields of international operations and the commercialization of new technology, and as resident country manager responsible for Israel and Palestine. From 1983 until 1991, he served as the managing director of Norwegian Oil Consortium A/S & Co., an oil company with producing properties in Norway. He negotiated the sale of that company in 1991. From 1973 until 1983, Mr. Dons held various positions as an analyst, staff engineer and economist at the Pulp and Paper Research Institute, Norway and Saga Petroleum ASA. Mr. Dons received a Master of Science degree in engineering from the Norwegian Institute of Technology in 1973.

     Thomas E. Schwager is Vice President of Engineering and Operations for the Company and Callon Petroleum Operating. Prior to being appointed to the position in November 1997, he has held engineering positions with the Company and its predecessors since 1981. Prior to joining the Company, Mr. Schwager held various engineering positions with Exxon Company USA in Louisiana and Texas. He received his B.S. degree in petroleum engineering from Louisiana State University in 1972. He is a member of the Society of Petroleum Engineers and is a registered professional engineer in the state of Louisiana.

     Robert A. Stanger has been the managing general partner since 1978 of Robert A. Stanger & Company, Inc., a Shrewsbury, New Jersey-based firm engaged in publishing financial material and providing investment banking services to the real estate and oil and gas industries. He is a director of Citizens Utilities, Stamford, Connecticut, a provider of telecommunications, electric, natural gas, and water services and Electric Lightwaves, Inc., Seattle, Washington, a regional fiber optic telephone company. Previously, Mr. Stanger was Vice President of Merrill Lynch & Co. He received his B.A. degree in economics from Princeton University in 1961. Mr. Stanger is a member of the National Association of Securities Dealers and the New York Society of Security Analysts.

     H. Michael Tatum is Vice President and Secretary for the Company and Callon Petroleum Operating and is responsible for management of administrative matters. Mr. Tatum has held this position with the Company or its predecessors since 1976, and has been employed by Callon Petroleum Operating since 1969. He graduated from Southern Methodist University in 1967 and is a member of the American Society of Corporate Secretaries and the Society for Human Resource Management.

     Kathy G. Tilley is Vice President of Acquisitions and New Ventures for the Company and Callon Petroleum Operating and has held that position since April 1996. She was employed by Callon Petroleum Operating in December 1989 as manager of acquisitions and prior thereto, held that or similar positions as a consultant from 1981. Ms. Tilley received her B.A. degree in economics from Louisiana State University in 1967.

     John C. Wallace is a Chartered Accountant having qualified with Coopers & Lybrand in Canada in 1963, after which he joined Baring Brothers & Co., Limited in London, England. For more than the last eleven years, he has served as Chairman of Fred. Olsen Ltd., a London-based corporation which he joined in 1968 and which specializes in the business of shipping and property development. He is a director of Fred. Olsen Energy ASA, a publicly held Norwegian company engaged in the offshore energy service industry; Harland & Wolff PLC, Belfast, a shipbuilding yard for the offshore oil and gas industry; and Ganger Rolf ASA and Bonheur ASA, Oslo, both publicly-traded shipping companies. He is an executive officer of NOCO Management, Ltd., the general partner of NOCO and of other companies associated with Fred. Olsen Interests.

     B. F. Weatherly is a principal of Amerimark Capital Group, Houston, Texas, an investment banking firm, and a general partner of CapSource Fund, L.P., Jackson Mississippi, an investment fund. He is an executive officer of NOCO Management Ltd., the general partner of NOCO. Prior to September 1996, he was Executive Vice President, Chief Financial Officer and a director of Belmont Constructors, Inc., a Houston, Texas-based industrial contractor formerly associated with Fred. Olsen Interests. He holds a Master of Accountancy degree from the University of Mississippi. He has previously been associated with Arthur Andersen LLP, and has served as a Senior Vice President of Weatherford International, Inc. B. F. Weatherly and John S. Weatherly are brothers.

     John S. Weatherly is Senior Vice President, Chief Financial Officer and Treasurer for the Company and Callon Petroleum Operating. Prior to April 1996, he was Vice President, Chief Financial Officer and Treasurer of the Company and had held that position since 1983. Prior to joining Callon Petroleum Operating in August 1980, he was employed by Arthur Andersen LLP as audit manager in the Jackson, Mississippi office. He received his B.B.A. degree in accounting in 1973 and his M.B.A. degree in 1974 from the University of Mississippi. He is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Mississippi Society of Certified Public Accountants. John S. Weatherly and B. F. Weatherly are brothers.

     Richard O. Wilson is an Offshore Consultant. In his 42 years of working in offshore drilling and construction, he spent two years with Zapata Offshore and 21 years with Brown & Root, Inc. working in various managerial capacities in the Gulf of Mexico, Venezuela, Trinidad, Brazil, The Netherlands, the United Kingdom and Mexico. He was a director and senior group vice president of Brown & Root, Inc. and senior vice president of Halliburton, Inc. For the last 18 years he has been associated with the Fred. Olsen Interests where he served as Chairman of OGC International PLC, Dolphin A/S and Dolphin Drilling Ltd., and Belmont Constructors, Inc. Since the sale of OGC International PLC to Halliburton, Inc. in 1997, he has been a consultant to Brown & Root, Inc. on oil and gas projects in Brazil, Bolivia, Mexico and Ecuador. He holds a B.S. degree in civil engineering from Rice University. Mr. Wilson is a Fellow in the American Society of Civil Engineers and is a member of the Institute of Petroleum, London, England.

     Stephen F. Woodcock is Vice President of Exploration for the Company and Callon Petroleum Operating, being appointed to that position in November 1997. He has been employed by the Company and Callon Petroleum Operating since 1995. Prior thereto, he was manager of geophysics for CNG Producing Company and division geophysicist for Amoco Production Company. Mr. Woodcock received a masters degree in geophysics from Oregon State University in 1975. He is a member of the Society of Exploration Geophysicists and the American Association of Petroleum Geologists.

     All officers and directors (including the Nominees) of the Company are United States citizens, except Mr. Wallace, who is a citizen of Canada, and Mr. Dons, who is a citizen of Norway.

STOCKHOLDERS' AGREEMENT

     Pursuant to the Stockholders' Agreement among the Callon Family, NOCO and F.O. Energy dated September 16, 1994, the Callon Family, on the one hand and NOCO and F.O. Energy on the other hand, each elect two directors to the Company's Board of Directors. Specifically, the Stockholders' Agreement provides that the Callon Family, NOCO and F.O. Energy shall use their best efforts, including voting the shares of Common Stock which they own, to cause the Company's Board of Directors to be composed of at least four members, two of such members to be selected by the Callon Family and two of such members to be selected by NOCO and F.O. Energy. The current directors of the Company are John
S. Callon, Fred L.

Callon, Dennis W. Christian, Robert A. Stanger, John C. Wallace, B. F. Weatherly, and Richard O. Wilson. Prior to the Consolidation, the Company's sole shareholder appointed John S. Callon and Fred L. Callon to the Board of Directors as representatives of the Callon Family. In 1994, John C. Wallace and
B. F. Weatherly were appointed to the Board of Directors as representatives of NOCO (F.O. Energy did not become a party to the Stockholders Agreement until 1997) subsequent to the Consolidation.

     Mr. Wallace was nominated and re-elected to the Board of Directors as one of the representatives of NOCO at the 1995 and 1998 Annual Meeting and Mr. B. F. Weatherly was nominated and elected to the Board of Directors at the 1996 Annual Meeting as the other representative of NOCO. Mr. John S. Callon was nominated and re-elected to the Board of Directors at the 1996 Annual Meeting as a representative of the Callon Family and Mr. Fred L. Callon was nominated and re-elected to the Board of Directors at the 1997 Annual Meeting as the other representative of the Callon Family. Mr. John S. Callon currently stands for re-election as a representative of the Callon Family and Mr. Leif Dons currently stands for election as a representative of NOCO and F.O. Energy. Because the Callon Family, NOCO and F.O. Energy own more than 43.91% of the outstanding shares of Common Stock, the election of Messrs. John S. Callon and Leif Dons as directors at the Annual Meeting is assured under the terms of the Stockholders' Agreement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company and any exchange or other system on which such securities are traded or quoted with copies of all Section 16(a) forms they file with the Commission. Since 1994, the Company's Common Stock was quoted on the National Association of Securities Dealers, Inc.'s National Market System ("Nasdaq NMS"). On April 22, 1998, the Common Stock began trading on the New York Stock Exchange.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, the Company's officers, directors and greater than ten percent shareholders had complied with all Section 16(a) filing requirements.

INFORMATION CONCERNING THE OPERATION OF THE BOARD OF DIRECTORS

     The business of the Company is managed under the direction of the Board of Directors. The Board of Directors meets on a quarterly basis to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors may also hold special meetings when an important matter requires Board action between regularly scheduled meetings. Each non-employee director receives an annual fee of $10,000 for service on the Board of Directors. Under the 1994 Plan, each non-employee director received an annual automatic grant of an option to purchase 5,000 shares of Common Stock for an exercise price equal to the fair market price on the date of grant and for a ten-year term. Pursuant to the 1996 Plan, an option to purchase 5,000 shares of Common Stock is to be granted to each non-employee director on the date he or she is initially elected or appointed to the Board for an exercise price equal to the fair market price on the date of grant and for a ten-year term. Thereafter, for each subsequent year in which the non-employee director is still serving as director, he or she shall automatically be granted an option to purchase an additional 5,000 shares on the same terms. On August 23, 1996, the Compensation Committee authorized a one-time grant to each non-employee director of an option to purchase 20,000 shares of Common Stock under the 1996 Plan at a purchase price of $12.00 per share, the fair market value of the Common Stock on such date. One-fourth of each option vests at each succeeding annual meeting of directors following each annual shareholders' meeting, beginning with the 1997 Annual Meeting.

     During 1998, the Board of Directors of the Company met formally four times and executed four unanimous consents. All directors attended at least 75% of the total number of meetings of the Board of Directors.

     In order to facilitate the various functions of the Board of Directors, the Board of Directors has created an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the entire Board of Directors. Committee members are not remunerated in addition to their annual Board retainer.

     AUDIT COMMITTEE. The Audit Committee monitors the Company's internal accounting controls, reviews quarterly and annual financial information and reviews the services and fees of the independent auditors. Members are Messrs. Robert A. Stanger and Richard O. Wilson. Mr. John C. Wallace was a member of the Audit Committee during 1998 and resigned from that position in February 1999. The Audit Committee held two meetings during 1998, and all members of the Audit Committee attended the meetings.

     COMPENSATION COMMITTEE. The Compensation Committee establishes and approves the terms of employment of senior executive officers and reviews and approves management's recommendations concerning compensation of the other executive officers and certain other employees. Members are Messrs. B. F. Weatherly, CHAIRMAN, Robert A. Stanger, John C. Wallace and Richard O. Wilson. The Compensation Committee held three meetings during 1998, and all members of the Compensation Committee attended all meetings.

TRANSACTIONS WITH RELATED PERSONS

     STOCKHOLDERS' AGREEMENT. In connection with the Consolidation, the Company, the Callon Family (including John S. Callon and Fred L. Callon) and NOCO entered into the Stockholders' Agreement, which was subsequently amended to include F.O. Energy and which (a) provides that the Callon Family shall vote for two directors to the Company's Board of Directors as directed by NOCO and F.O. Energy and NOCO and F.O. Energy will vote for two directors to the Company's Board of Directors as directed by the Callon Family, (b) contains certain restrictions on transfer of the Common Stock owned by the Callon Family, NOCO and F.O. Energy, and (c) provides that neither the Callon Family on the one hand nor NOCO or F.O. Energy, on the other hand, can transfer shares of Common Stock in connection with, or vote for, consent to or otherwise approve, a transaction which would result in certain changes of control or fundamental changes without the prior written consent of the other party. The Callon Family, NOCO and F.O. Energy own an aggregate of 43.91% of the Company's Common Stock. See "Stockholders' Agreement."

     REGISTRATION RIGHTS.  The Callon Family (including John S. Callon and Fred
L. Callon) is party to a Registration Rights Agreement dated September 16, 1994 (the "Registration Rights Agreement"), pursuant to which they are entitled to require the Company to register Common Stock owned by them with the Commission for sale to the public in a firm commitment public offering and generally to include shares owned by them in registration statements filed by the Company. NOCO and the Company have entered into a similar agreement, which was subsequently amended to include F.O. Energy.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company as to whom the total salary and bonus for the years ended December 31, 1998, 1997 and 1996 exceeded $100,000.

                                                                                          LONG-TERM COMPENSATION
                                                                                  --------------------------------------
                                                     ANNUAL COMPENSATION
                                                ------------------------------              AWARDS
                                                                       OTHER      --------------------------    PAYOUTS       ALL
                                                                       ANNUAL     RESTRICTED     SECURITIES     --------     OTHER
                                                                      COMPEN-        STOCK       UNDERLYING       LTIP      COMPEN-
              NAME AND                          SALARY      BONUS      SATION      AWARD(S)        OPTIONS      PAYOUTS      SATION
        PRINCIPAL POSITION(A)           YEAR      ($)      ($)(B)      ($)(C)         ($)            (#)          ($)        ($)(E)
-------------------------------------   ----    -------   ---------   --------    -----------    -----------    --------    --------
Fred L. Callon.......................   1998    242,727           0     --           --             60,000        --         27,965
  President and Chief                   1997    205,769     160,000     --           --             --            --         24,268
  Executive Officer                     1996    182,761     124,000     --        720,000(d)        75,000        --         12,928
Dennis W. Christian..................   1998    221,473           0     --           --             55,000        --         25,050
  Senior Vice President                 1997    180,048     145,000     --           --             --            --         21,773
  and Chief Operating                   1996    160,808     118,000     --        660,000(d)        70,000        --         11,362
  Officer
John S. Weatherly....................   1998    195,202           0     --           --             45,000        --         23,427
  Senior Vice President                 1997    169,760     130,000     --           --             --            --         20,688
  Chief Financial                       1996    143,469     114,000     --        600,000(d)        65,000        --         10,234
  Officer and Treasurer
Kathy G. Tilley......................   1998    164,850           0     --           --             30,000        --         17,818
  Vice President                        1997    138,894     130,000     --           --             --            --         15,028
                                        1996    119,032      94,000     --        540,000(d)        55,000        --          8,475
Thomas E. Schwager...................   1998    141,950           0     --        495,000(d)        --            --         15,043
  Vice President                        1997    127,608      60,000     --           --             --            --         13,800
                                        1996    111,884      45,000     --           --             22,000        --          7,910

------------

(a) John S. Callon resigned as Chief Executive Officer of the Company on January 2, 1997. Fred L. Callon was appointed Chief Executive Officer of the Company and Dennis W. Christian was appointed Chief Operating Officer of the Company (a position previously held by Fred L. Callon) on January 2, 1997. John S. Callon did not receive any base, bonus or stock-based compensation during 1997 for his role as Chief Executive Officer. Pursuant to a Consulting Agreement, Mr. Callon earned $190,000 during 1997 and $195,700 during 1998. In addition, as inducement for entering into the Consulting Agreement, he was granted 25,000 restricted shares of Common Stock which vested in full on February 18, 1999.

(b) The amounts represent that portion of bonuses declared in March 1998 and 1997, respectively, and earned by service during 1997 and 1996, respectively. Bonuses have not been declared in 1999 for services during 1998. See "Report on Executive Compensation." Generally, earned compensation is not payable unless the executive remains employed by the Company through the date bonus compensation is declared, which is generally in March of the following year. These amounts also include amounts deferred.

(c) None of the named executive officers received perquisites or other personal benefits, securities or property, the aggregate annual amount of which exceeded the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive.

(d) As of August 23, 1996, the following performance shares were awarded under the 1996 Plan: Fred L. Callon, 60,000 shares; Dennis W. Christian, 55,000 shares; John S. Weatherly, 50,000 shares; Kathy G. Tilley, 45,000 shares. On August 23, 1996, the closing price of the Common Stock on the Nasdaq NMS was $12.00 per share. Pursuant to the provisions of the performance share awards, certain criteria were met and 20% of the awards vested on October 20, 1997. The closing price of the Common Stock on the Nasdaq NMS on October 20, 1997 was $20.19 per share. On January 6, 1998, 30,000 performance shares were awarded to Thomas E. Schwager and 10% of the shares vested on that date. The closing price of the Common Stock on the Nasdaq NMS on January 6, 1998 was $16.50 per share. On January 1, 1999, an additional 20% of the shares vested. The fair market value of the Common Stock on January 1, 1999 was $11.75 per share. On February 18, 1999, the Board of Directors approved, upon the Compensation Committee's recommendation, the vesting of the balance of the performance shares granted to the named executive officers. The closing price of the Common Stock on the New York Stock Exchange on February 18, 1999 was $10.28 per share.

       The total number and value of the performance shares held by the named executive officers as of the end of fiscal 1998 are as follows, with the values based on the closing price of the Common Stock on the New York Stock Exchange on December 31, 1998, of $11.625 per share.

                                          NUMBER OF
                                           SHARES       VALUE
                                          ---------   ---------
Fred L. Callon.......................       48,000    $ 558,000
Dennis W. Christian..................       44,000      511,500
John S. Weatherly....................       40,000      465,000
Kathy G. Tilley......................       36,000      418,500
Thomas E. Schwager...................       27,000      313,875

(e) Amounts reflect the Company's contribution in 1998, 1997 and 1996 of $24,273, $20,576 and $11,446 to Fred L. Callon's 401(k) savings plan and payment of $3,692, $3,692 and $1,482 term life insurance premiums; $21,147, $18,000 and $10,060 to Mr. Christian's 401(k) savings plan and payment of $3,903, $3,773 and $1,302 term life insurance premiums; $19,520, $16,976 and
    $9,077 to Mr. Weatherly's 401(k) savings plan and payment of $3,907, $3,712 and $1,157 term life insurance premiums; $16,485, $13,890 and $7,509 to Ms. Tilley's 401(k) savings plan and payment of $1,333, $1,138 and $966 term life insurance premiums; and $13,905, $12,761 and $6,998 to Mr. Schwager's 401(k) savings plan and payments of $1,138, $1,039 and $912 term life insurance premiums.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Fred L. Callon, Dennis W. Christian and John S. Weatherly have entered into employment agreements with the Company effective September 1, 1996 and ending January 1, 2001. The agreements provide that Mr. Callon, Mr. Christian and Mr. Weatherly will receive an annual base salary of at least $200,000, $175,000 and $165,000, respectively, and that they will be entitled to participate in any incentive compensation program established by the Company for its executive officers. Each agreement terminates upon death or disability or for cause. If the agreement is terminated because of disability, compensation payments continue for a period of two years from the date of termination, reduced by the amount of disability insurance paid. If the agreement is terminated for cause, the Company is not required to make any additional payments. "Cause" is defined generally as any of the following, as determined by a majority vote of the Board of Directors: intentional or continual neglect of duties, conviction of a felony, or failure or refusal to perform duties in accordance with the employment agreement.

     The employment agreements further provide that the employee may terminate the agreement for "good reason," which is defined generally as (a) failure to be re-elected to office, (b) significant change in duties, (c) reduction or failure to provide typical increases in salary following a change in control of the Company, (d) relocation to an office outside the Natchez, Mississippi area, or (e) failure to maintain the level of participation in the compensation and benefit plans of the Company following a change in control. If the employee terminates his employment for good reason (other than following a change in control), or if the Company breaches the agreement, compensation shall continue for a period of three years. Pursuant to the agreements, a "change in control" occurs if: (i) any person or group of persons acting in concert (within the meaning of Section 13(d) of the Exchange Act) shall have become the beneficial owner of a majority of the outstanding common stock of the Company (other than pursuant to the Stockholders' Agreement), (ii) the shareholders of the Company cause a change in a majority of the members of the Board within a twelve-month period, or (iii) the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company. If the compensation to be paid upon a change in control would constitute a "parachute" payment under the Internal Revenue Code, the amount otherwise payable will be grossed up to an amount such that the employee will receive the amount he would have received if no portion of such compensation had been subject to the excise tax imposed by the Internal Revenue Code, and the Company will be responsible for the amount of the excise tax.

     The Company entered into a consulting agreement with John S. Callon, effective as of January 2, 1997, the day he retired as Chief Executive Officer of the Company. The agreement was amended on February 18, 1999. Pursuant to the agreement, John S. Callon provides consulting services to the Company on matters pertaining to corporate or financial strategy, investor relations and public/private financing opportunities. The agreement remains in effect from the effective date until December 31, 2001, subject to renewal for succeeding five year periods unless earlier terminated. As compensation for his services under the agreement, John S. Callon is paid a fee ("Consultation Fee") of not less than $190,000 per year increased annually based upon the change in the Consumer Price Index, as adjusted for inflation. In addition, he will remain eligible to participate in the Company's major medical and disability coverage, and will be entitled to participate in all other employee benefit plans (other than a cash bonus program) provided to full-time executives of the Company. As an inducement for entering into the agreement, John S. Callon was granted 25,000 restricted shares of Common Stock, 20% of which vests on each of the first five anniversaries of the effective date of the agreement. On February 18, 1999, the Board of Directors approved the Compensation Committee's recommendation that all unvested restricted shares be vested as of such date.

     Upon termination of the agreement other than for cause, John S. Callon or his spouse shall be entitled to receive a termination payment equal to the Consultation Fee, as adjusted for inflation, to be paid annually until the later of the death of John S. Callon (if applicable) or his spouse. In lieu of the termination payment, John S. Callon or his spouse may elect to receive, subject to the approval of the Board of Directors, a lump sum payment of $1.5 million. In addition, if the agreement terminates due to the Company's breach, John S. Callon and his spouse shall be entitled to liquidated damages. The Company may terminate the agreement for cause. "Cause" is defined generally in the agreement as willful misconduct or intentional and continual neglect of duties which has materially and adversely affected the Company.

     Pursuant to the 1994 Plan and the 1996 Plan, in the case of a merger or consolidation where the Company is not the surviving entity, or if the Company is about to sell or otherwise dispose of substantially all of its assets while unvested options remain outstanding, the Compensation Committee or other plan administrator may, in its discretion and without shareholder approval, declare some or all options exercisable in full before or simultaneously with such merger, consolidation or sale of assets without regard for prescribed waiting periods. Alternatively, the Compensation Committee or other plan administrator may cancel all outstanding options provided option holders are given notice and a period of 30 days prior to the merger, consolidation or sale to exercise the options in full.

STOCK BASED PLANS

     The Company currently maintains two Common Stock-based incentive plans for employees: the Callon Petroleum Company 1994 Stock Incentive Plan and the Callon Petroleum Company 1996 Stock Incentive Plan. The Company in the past has used and will continue to use stock options and performance share grants to attract and retain key employees in the belief that employee stock ownership and stock related compensation devices encourage a community of interest between employees and shareholders.

     1994 PLAN. The 1994 Plan was adopted on June 30, 1994. Pursuant to the 1994 Plan, 600,000 shares of Common Stock were reserved for issuance upon the exercise of options or for grants of performance shares. The 1994 Plan is administered by the Compensation Committee of the Board of Directors. Members of the Compensation Committee currently are Messrs. Stanger, Wallace, B. F. Weatherly and Wilson. No awards were granted under the 1994 Plan during 1996, 1997 and 1998 other than automatic grants to non-employee directors and the grant of restricted shares to John S. Callon in connection with his Consulting Agreement. See "-- Employment Agreements, Termination of Employment and Change in Control Arrangements."

     1996 PLAN. On August 23, 1996, the Board of Directors of the Company approved and adopted the 1996 Plan and granted awards thereunder to various employees. The 1996 Plan was approved by the shareholders of the Company at the 1997 Annual Meeting. Pursuant to the 1996 Plan, 900,000 shares of Common Stock were reserved for issuance upon the exercise of options or for grants of performance shares. On August 20, 1998, the Board of Directors amended the 1996 Plan, as permitted pursuant to the terms of the 1996 Plan, to increase the number of shares of Common Stock reserved for issuance by 300,000 shares to 1,200,000 shares. As of March 3, 1999, there were 229,873 shares of Common Stock available for grant under the 1996 Plan. Individual awards under the 1996 Plan may take the form of one or more of (i) incentive stock options; (ii) non-qualified stock options; or (iii) performance shares.

     BONUS PLAN. In 1996, the Board of Directors authorized the establishment of a cash bonus program (the "Bonus Plan") to be administered by the Compensation Committee in accordance with formulas or procedures determined by the Compensation Committee on an annual basis. Each year, the Compensation Committee establishes target level bonuses as a percentage of base salary for certain officers, managers and staff members. The Committee also establishes financial and operating goals to be achieved by the Company during the year and assigns a relative weighting percent to each goal. Cash bonus awards for the year are then based upon the extent to which such goals were achieved during the year. See "Report on Executive Compensation."

     1997 EMPLOYEE STOCK PURCHASE PLAN. In 1997, the Board of Directors authorized the implementation of the Callon Petroleum Company 1997 Employee Stock Purchase Plan (the "1997 Purchase Plan"), which was approved by the Company's shareholders at the 1997 Annual Meeting. The Plan provides eligible employees of the Company with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan. An aggregate of 250,000 shares of Common Stock have been reserved for issuance over the ten-year term of the 1997 Purchase Plan. The purchase price per share at which Common Stock will be purchased on the participant's behalf on each purchase date within an offering period is equal to eighty-five percent of the fair market value per share of Common Stock.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning the number and terms of options to purchase Common Stock granted during 1998 to the Chief Executive Officer and the four most highly compensated executive officers named in the Summary Compensation Table. The options described below were granted on August 20, 1998. The closing price of the Common Stock on the New York Stock Exchange on August 20, 1998 was $9.46875 per share. The grants are exercisable 25% on August 20, 1998 and 25% each January 1 beginning 1999.

                           OPTION/SAR GRANTS IN 1998

                                                                                                       POTENTIAL
                                       INDIVIDUAL GRANTS                                               REALIZABLE
-----------------------------------------------------------------------------------------------     VALUE AT ASSUMED
                                       NUMBER OF          %                                         ANNUAL RATES OF
                                       SECURITIES     OF TOTAL                                        STOCK PRICE
                                       UNDERLYING      OPTIONS                                      APPRECIATION FOR
                                        OPTIONS      GRANTED TO     EXERCISE                          OPTION TERM
                                        GRANTED     EMPLOYEES IN      PRICE       EXPIRATION      --------------------
                NAME                      (#)        FISCAL YEAR     ($/SH)          DATE           5%($)     10%($)
-------------------------------------  ----------   -------------   ---------   ---------------   ---------  ---------
Fred L. Callon.......................    60,000          29.3%       9.46875    August 20, 2008     357,291    905,445
Dennis W. Christian..................    55,000          26.8        9.46875    August 20, 2008     327,517    829,991
John S. Weatherly....................    45,000          22.0        9.46875    August 20, 2008     267,968    679,084
Kathy G. Tilley......................    30,000          14.6        9.46875    August 20, 2008     178,645    452,772
Thomas E. Schwager...................     --           --              --             --             --         --

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth certain information concerning the number and value of unexercised options to purchase Common Stock by the Chief Executive Officer and the four most highly compensated executive officers named in the Summary Compensation Table at December 31, 1998. No stock options were exercised by such persons in 1998.

                 AGGREGATED OPTION EXERCISES IN 1998 AND OPTION
                          VALUES AT DECEMBER 31, 1998

                                                                               UNEXERCISED OPTIONS AT DECEMBER 31, 1998
                                                                              ------------------------------------------
                                                                                  NUMBER OF                VALUE OF
                                                                                  UNDERLYING             IN-THE-MONEY
                                                                                  SECURITIES               OPTIONS
                                                                              ------------------      ------------------
                                        SHARES ACQUIRED         VALUE            EXERCISABLE/            EXERCISABLE/
                NAME                    ON EXERCISE(#)       REALIZED($)       UNEXERCISABLE(A)        UNEXERCISABLE(B)
-------------------------------------   ---------------      -----------      ------------------      ------------------
Fred L. Callon.......................      --                  --               155,000/60,000            194,688/64,688
Dennis W. Christian..................      --                  --               129,500/55,500            156,797/59,297
John S. Weatherly....................      --                  --               121,500/48,500            146,016/48,516
Kathy G. Tilley......................      --                  --                78,000/37,000             81,094/32,344
Thomas E. Schwager...................      --                  --                33,200/ 8,800                32,500/ --

------------

(a) Represents awards granted under the 1994 Plan and the 1996 Plan.

(b) On December 31, 1998, the Closing Price of the Common Stock on the New York Stock Exchange was $11.625.

LONG-TERM INCENTIVE PLAN AWARDS

     Other than the 1994 Plan and the 1996 Plan, the Company does not have a long-term incentive plan for its employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee are Messrs. Robert A. Stanger, John C. Wallace, B. F. Weatherly and Richard O. Wilson, none of whom are or have been officers or employees of the Company.

     STOCKHOLDERS' AGREEMENT. In connection with the Consolidation, the Company, the Callon Family and NOCO entered into the Stockholders' Agreement which was subsequently amended to include F.O. Energy and which contains certain voting requirements and transfer restrictions. Messrs. Wallace and Weatherly are affiliates of NOCO and Mr. Wallace is a director of F.O. Energy. See "Transactions with Related Persons."

     REGISTRATION RIGHTS. NOCO and F.O. Energy are parties to a Registration Rights Agreement dated September 16, 1994. Messrs. Wallace and Weatherly are affiliates of NOCO and Mr. Wallace is a director of F.O. Energy. See "Transactions with Related Persons."

REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed of four non-employee directors who make recommendations to the Board with respect to the annual base and bonus compensation of the executive officers of the Company. The Compensation Committee also administers the Company's employee benefit plans.

     COMPENSATION POLICY. The Company's compensation policy is comprised of three elements: (1) base compensation; (2) bonus compensation; and (3) stock-based compensation. In allocating annual compensation among these three categories, the Company has historically provided for conservative base salaries with more aggressive incentive compensation in order to emphasize pay for performance. With respect to stock-based compensation, the Committee strives to award grants to encourage greater focus on actions that enhance stockholder value.

     In order to promote the Company's goal of retaining key employees and the long-term growth of the Company, the Company has entered into several employment agreements with certain executive officers. These agreements establish an initial base salary subject to upward adjustment by the Board of Directors or the Compensation Committee and provide that such officers are entitled to participate in the Company's incentive compensation programs. See "Executive Compensation -- Employment Agreements, Termination of Employment and Change-in-Control Arrangements."

     The Committee does not currently intend to award levels of compensation that would result in a limitation on the deductibility of a portion of such compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended; however, the Committee may authorize compensation that results in such limitations in the future if it determines that such compensation is in the best interest of the Company.

     BASE COMPENSATION. The analysis used by the Compensation Committee to establish base compensation has remained relatively constant since the Company was formed in 1994. The base salary decision has no specific relationship to Company performance. Instead, as its principal consideration, the Committee evaluates compensation set for comparable positions by the Company's competitors and targets the median of base salaries among peer group companies in the industry of similar size, complexity and activity. The Compensation Committee analyzes published industry survey data and proxy and annual report information to determine base salaries paid by such peer group companies. From time to time, the Company also engages independent compensation consulting firms. With input from management of the Company, the Committee also may take into account certain individual and subjective factors such as individual performance and contribution to the Company's success, seniority, experience level, internal equities within the Company and general economic and industry conditions. No specific weight, however, is assigned to these factors if they are considered. Base salaries of the Company's executive officers for 1998 were increased, reflecting the Committee's commitment to maintaining competitive salary levels, subjective valuation of individual contributions to the Company's performance in 1997 and potential contributions during 1998 and general inflationary considerations.

     BONUS COMPENSATION. Since 1996, bonus compensation has been determined pursuant to a Bonus Plan administered by the Compensation Committee. The Company established the Bonus Plan in order to tie compensation to fiscal targets which affect short and long term share price performance. In accordance with the Bonus Plan, the Committee follows a formal mechanism for determining annual bonus compensation based upon pre-set fiscal and operating goals which the Committee believes are important determinants of share price over time. Each such goal is assigned a relative weighting percent, which is multiplied at year end by the percentage by which each such goal was achieved in order to determine the "Weighted Goal Achieved." The Committee derives the "Total Goal Achieved" by adding together each Weighted Goal Achieved. In addition, the Committee establishes target level bonuses as a percentage of base salary for officers and other employees. For 1998, if the Total Goal Achieved at year end was (i) less than 80%, no bonuses would be awarded under the Bonus Plan; (ii) between 80% and 120%, bonuses would be awarded at 80% to 120% of the target level; and (iii) more than 120%, additional bonuses could be awarded at the discretion of the Committee. For the year ended December 31, 1998, the Total Goal Achieved was less than 80% of the goals set for 1998. Accordingly, no bonus compensation was awarded. The Compensation Committee anticipates following a similar formula for determining cash bonuses for 1999, subject to adjustment for 1999 performance goals.

     STOCK-BASED COMPENSATION. To determine the timing and amount of stock-based awards, the Compensation Committee analyses the factors set forth under "Base Compensation" above as well as the employee's ability to influence the Company's future performance. The Committee considers the number of outstanding unvested options held by an executive officer as well as the size of previous option awards to the executive officer. In addition, the Committee surveys the same peer group companies it studies to determine base compensation. In 1996, the Committee granted options under the 1996 Plan to executive officers and other employees of the Company to equalize their position vis-a-vis their counterparts in the industry. In 1998, the Committee again granted options to certain executive officers in order to maintain a competitive compensation package.

     The Committee is aware that the price of the Company's stock is affected to a significant extent by oil and gas prices, over which executives have no control, and believes that executives can provide services of exceptional value during periods where such prices are depressed. While under the Bonus Plan it is unlikely that executives and other employees will receive bonus compensation during such periods, the Committee is considering awarding additional stock-based compensation to its executive officers in order to encourage future performance, particularly as it relates to stock price.

     To further ensure that the interests of the Company's stockholders are reflected in the compensation program, the Company has recently broadened its package of stock-based compensation. Specifically, in 1997 and 1998, the Committee authorized the grant of performance shares to executive officers subject to vesting over time or upon the event of certain conditions related to performance. On February 18, 1999, the Board of Directors approved the Compensation Committee's recommendation for the immediate vesting of the balance of these performance shares to award such employees for past performance as well as to enhance their commitment to strengthen the market value of the Company's stock. There are no performance shares currently outstanding; however, the Committee will continue to monitor the Company's stock-based compensation program to determine if performance shares should be granted in the future.

     The Company established the 1997 Employee Stock Purchase Plan to further focus executive attention on the Company's stock market performance. This Plan permits executive officers and other employees of the Company to set aside a portion of their salaries to purchase Common Stock of the Company.

     By combining awards of stock options which vest over time with performance shares subject to vesting over time or vesting based upon performance, as well as providing the opportunity for executive officers and other employees to purchase stock of the Company through the 1997 Employee Stock Purchase Plan, the Company believes that its executive officers are competitively compensated and motivated to attain outstanding share price performance.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. Pursuant to the employment agreement between Fred L. Callon and the Company, Mr. Callon's annual base salary is set at a floor of $200,000, subject to increase by the Board of Directors or the Compensation Committee. Mr. Callon's base salary was increased by the Committee to $242,727 for 1998 as compared to $205,769 for 1997 in order to keep Mr. Callon's salary level competitive with the chief executive officer position at peer group companies. With respect to the personal performance criterion, the Committee found Mr. Callon's performance in 1998 to be exemplary. In particular, he addressed and resolved difficult issues which were necessary for the Company's long-term future.

     Under the Bonus Plan formula set by the Compensation Committee, Fred L. Callon did not earn a bonus in 1998. The Committee granted to Mr. Callon in 1998 an option to purchase 60,000 shares of Common Stock under the Company's 1996 Stock Incentive Plan. The Committee believes that the grant of this option, which vests over time, is necessary to further the Company's goal of retaining quality executives such as Mr. Callon and as a performance incentive. In total, Mr. Callon holds options to purchase an aggregate of 215,000 shares of Common Stock.

                                          B. F. Weatherly, Chairman
                                          Robert A. Stanger
                                          John C. Wallace
                                          Richard O. Wilson

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change for the five years ended December 31, 1998, in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return (i) for the Nasdaq Market Value Index (the "Nasdaq Index") and (ii) the Media General Financial Services Industry and Market Index of SIC Group 121 (the "Industry Group
Index") consisting of oil and gas companies.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                        12/31/93    12/31/94    12/30/95    12/29/96    12/31/97    12/31/98
                                        ---------   ---------   ---------   ---------   ---------   ---------
Callon Petroleum Company                     $100        $142        $130        $247        $212        $151

NASDAQ Market Value Index                    $100        $105        $136        $169        $207        $292

Industry Group Index                         $100        $108        $118        $152        $141         $92

------------

(1) The comparison of total return on an investment for each of the periods assumes that $100 was invested on December 31, 1993, in each of the Company, the Nasdaq Index and the Industry Group Index, and that all dividends were reinvested.

(2) The Company's Common Stock did not begin trading on the Nasdaq NMS until September 19, 1994. The Company was formed in March 1994 to participate in a consolidation consummated on September 16, 1994 and succeeded to the assets, liabilities, operations and management of Callon Consolidated Partners, L.P., ("CCP"), formerly a publicly-held limited partnership, and certain affiliated companies. As a result of the consolidation, one share of the Company's Common Stock was issued for each three units of limited partnership interest in CCP whose depository units were traded on the Nasdaq NMS from February 1989 through September 1994. The equivalent closing price per share of the Company's Common Stock before September 16, 1994 was determined by multiplying the Nasdaq NMS quoted price per CCP unit by three. As of April 22, 1998, the Company's Common Stock began trading on the New York Stock Exchange.

                                  PROPOSAL II

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, for the examination of the accounts and audit of the financial statements of the Company for the year ending December 31, 1999. At the Annual Meeting, the Board of Directors will present a proposal to the shareholders to approve and ratify the engagement of Arthur Andersen LLP. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if he desires, and to respond to appropriate questions.

     Management recommends that the shareholders approve and ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 1999. Unless otherwise indicated, all properly executed Proxies received by management will be voted for such ratification at the Annual Meeting. An adverse vote will be considered as a direction to the Audit Committee of the Board of Directors to select other auditors in the following year.

                SHAREHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

     Shareholders who desire to present proposals at the 2000 Annual Meeting of Shareholders and to have proposals included in the Company's proxy materials must submit their proposals to the Company at its principal executive offices not later than November 30, 1999. If the date of the 2000 Annual Meeting of Shareholders is changed by more than 30 days from the date of the 1999 Annual Meeting of Shareholders, the deadline for submitting proposals is a reasonable time before the Company begins to print and mail its proxy materials for its 2000 Annual Meeting of Shareholders.

     The persons named in the Company's form of proxy for the 2000 Annual Meeting will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company does not receive notice by February 13, 2000, unless the Company changes the date of its 2000 Annual Meeting of Shareholders by more than 30 days from the date of the 1999 Annual Meeting of Shareholders, in which case such persons will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before the Company mails its proxy materials for the 2000 Annual Meeting of Shareholders.

     If the date of the 2000 Annual Meeting of Shareholders is advanced or delayed by more than 30 calendar days from the date of the 1999 Annual Meeting of Shareholders, the Company shall, in a timely manner, inform shareholders of such change by including a notice under Item 5 in its earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Company's proxy statement and the new date for determining whether the Company may exercise discretionary voting authority because it has not received timely notice of a matter.

     In order to avoid controversy as to the date on which any such proposal is received by the Company, it is suggested that shareholders submit their proposals by certified mail, return receipt requested.

                              FINANCIAL STATEMENTS

     Financial statements of the Company for its most recent fiscal year are contained in the 1998 Annual Report and the Company's Report on Form 10-K. COPIES OF THE COMPANY'S ANNUAL REPORT AND THE COMPANY'S REPORT ON FORM 10-K ARE AVAILABLE TO SHAREHOLDERS UPON WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT, CALLON PETROLEUM COMPANY, 200 NORTH CANAL STREET, NATCHEZ, MISSISSIPPI 39120.

                                 OTHER BUSINESS

     The Board of Directors does not know of any matter to be acted upon at the Annual Meeting other than those described above. If other business comes before the Annual Meeting, the persons named on the Proxy will vote the Proxy in accordance with what they consider to be in the best interests of the Company and its shareholders.

                                          By order of the Board of Directors
                                          Fred L. Callon
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Natchez, Mississippi
March 29, 1999

                            CALLON PETROLEUM COMPANY
               200 NORTH CANAL STREET, NATCHEZ, MISSISSIPPI 39120

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            OF THE COMPANY FOR THE ANNUAL MEETING ON APRIL 29, 1999

     The undersigned hereby constitutes and appoints John S. Callon and Fred L. Callon and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on the reverse, all of the shares of common stock of Callon Petroleum Company, held of record by the undersigned on March 3, 1999, at the Annual Meeting of Shareholders to be held in the LeGrand Pre Ballroom of the Radisson Natchez Eola Hotel, 110 North Pearl Street, Natchez, Mississippi 39120 on April 29, 1999, and at any adjournments thereof, on all matters coming before said meeting.

     IF NO DIRECTION AS TO THE MANNER OF VOTING THIS PROXY IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEM 2 AS INDICATED ON THE REVERSE SIDE HEREOF.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


                         (TO BE SIGNED ON REVERSE SIDE)


[X] Please mark your
    votes as in this
    example.

                                  WITHHOLD
                              authority for all
                     FOR          Nominees
1. ELECTION OF       [ ]            [ ]
   DIRECTORS.

   To withhold authority to vote for any specific nominee(s), mark the "FOR" box and write the name of each such nominee on the line provided below.

   ___________________________________________________________________

   NOMINEES:   John S. Callon
               S.F. Weatherly
               Leif Dons

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL 2.

                                                 FOR      AGAINST    ABSTAIN
2. To rally the appointment of Arthur
   Andersen LLP as independent public            [ ]        [ ]        [ ]
   accountants.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED.

SIGNATURE _________________________________    DATE _______________

SIGNATURE _________________________________    DATE _______________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or as guardian, please indicate your full title as such.